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                         CODE OF ETHICS

                             OF THE

                    ALLIANCE BOND FUND, INC.


         This Code of Ethics ("Code"), has been adopted by the Fund on January 19, 2000. This Code shall apply to all Access
Persons of the Fund, except as noted in Section 3 below.

1.       Statement of General Principles.

         This Code does not attempt to identify all possible conflicts of interests and literal compliance with each of the specific procedures will not shield Access Persons from liability for personal trading or other conduct which violates their fiduciary duties to the Fund. In addition to the specific prohibitions contained in this Code, Access Persons are also subject to a general requirement not to engage in any act or practice that would defraud the Fund. This general prohibition includes, in connection with the purchase or sale of a Security Held or to be Acquired (as this phrase is defined below in 2(m)) by the Fund:

         (i) employing any device, scheme or artifice to defraud the Fund;

         (ii) making to the Fund any untrue statement of material fact or omitting to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         (iii) engaging in any act, practice or course of business which would operate as a fraud or deceit upon the Fund; or

         (iv) engaging in any manipulative practice with respect to the Fund.

2.       Definitions.

         (a) "Access Person" means any director, trustee, officer or Advisory Person of the Fund or
                Adviser.   "Access Person" shall also include all
                trustees, officers and Advisory Persons of the Fund who are "Investment Personnel" (as defined herein).

         (b)    "Adviser" means Alliance Capital Management L.P.



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         (c)    "Advisory Person" means any employee of the Fund
                or Adviser, or of any company in a Control relationship to the Fund or Adviser, who, in connection with his regular functions or duties, makes, participates in, or obtains information, regarding the purchase or sale of a Security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

         (d) "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.

         (e) "Control" shall have the same meaning as that set forth in section 2(a)(9) of the Investment
                Company Act of 1940 ("Investment Company Act").

         (f) "Disinterested Director" means a director or trustee of the Fund who is not an "interested person" of the Fund within the meaning of Section
                2(a)(19) of the Investment Company Act.

         (g)    "Distributor" means Alliance Fund Distributors,
                Inc.

         (h)    "Fund" means:  Alliance Bond Fund, Inc.

         (i) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

         (j) "Investment Personnel" means: (i) Any employee of the Fund or Adviser (or of any company in a Control relationship to the Fund or Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; (ii) any natural person who Controls the Fund or Adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.


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         (k)    "Purchase or sale of a security" includes, inter
                alia, the writing of an option to purchase or sell a security, including any security that is convertible into or exchangeable for any security that is held or to be acquired by a Fund.

         (l)    "Security" shall have the meaning set forth in
                Section 2(a)(36) of the Investment Company Act, except that it shall not include shares of registered open-end investment companies, securities issued by the Government of the United States, short-term debt securities which are "government securities" within the meaning of
                Section 2(a)(16) of the Investment Company Act, repurchase agreements and other high quality short term debt instruments (any instrument with a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized rating organization), bankers' acceptances, bank certificates of deposit, commercial paper, and such other money market instruments as designated by the board of directors or trustees of the Fund.

         (m) "Security Held or to be Acquired" by the Fund means: (i) any Security which, within the most recent 15 days: (A) is or has been held by the Fund; or (B) is being or has been considered by the Fund or the Adviser for purchase by the Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Security described in Section 2(m)(i) of this Code.

         (n) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

3.       Application.

         Certain of the officers and directors or trustees of the Fund are officers and/or directors of the Adviser and/or officers and/or directors of the Distributor. The Adviser reviews and determines investment policies for the Fund and manages the day-to-day investment affairs of the Fund, including selecting securities to be purchased, held and sold, and placing orders for portfolio transactions. The Adviser, the Distributor and their


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affiliates have their own Code of Ethics pursuant to Rule 17j-l under the Investment Company Act. Any person, who is subject to the Adviser's or the Distributor's Code of Ethics and who complies with such Code, shall not be subject to the provisions of this Code. This exemption shall only apply if the directors or trustees of the Fund and the Disinterested Directors of the Fund have approved such Adviser's or Distributor's Code of Ethics pursuant to Rule 17j-1.

4.       Exempted Transactions.

         The prohibitions of Section 5(a) of this Code shall not apply to:

         (a) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

         (b) Purchases or sales of securities which are not eligible for purchase or sale by the Fund.

         (c) Purchases or sales which are non-volitional on the part of the Access Person or the Fund.

         (d) Purchases which are part of an automatic dividend reinvestment plan.

         (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         (f) Purchases or sales of any of the following Securities, if at the time of the transaction, the Access Person has no actual knowledge that the Security is being considered for purchase or sale by the Fund, or that the Security is being purchased or sold by the Fund:

                (i)     Fixed income securities transaction
                        involving no more than 100 units or
                        having a principal amount not exceeding
                        $25,000;

                (ii) Non-convertible debt securities and non-convertible preferred stocks which are rated by at least one nationally recognized statistical rating organization ("NRSRO") in one of the



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                        three highest investment grade rating
                        categories; or

                (iii) Any equity Securities transaction, or series of related transactions, involving shares of common stock and excluding options, warrants, rights and other derivatives, provided:

                        a.   any orders are entered after 10:00
                             a.m. and before 3:00 p.m. and are
                             not designated as "market on open"
                             or "market on close"; and

                        b.   the aggregate value of the
                             transactions does not exceed (1)
                             $10,000 for securities with a market
                             capitalization of less than $1
                             billion; (2) $25,000 for securities
                             with a market capitalization of $1
                             billion to $5 billion and (3)
                             $50,000 for securities with a market
                             capitalization of greater than $5
                             billion.

         (g) Purchases or sales of Securities for which the Compliance Officer in its discretion on a case-by-case basis has granted an "extreme hardship" exception, provided:

                (i)     The individual seeking the exception
                        furnishes to the Compliance Officer:

                        a.   a written statement detailing the
                             efforts made to comply with Section
                             5(a);

                        b.   a written statement containing a
                             representation and warranty that (1)
                             compliance with the requirement
                             would impose a severe undue hardship
                             on the individual and (2) the
                             exception would not, in any manner
                             or degree, harm or defraud the Fund
                             or compromise the individual's
                             fiduciary duty to the Fund; and

                        c.   any supporting documentation that
                             the Compliance Officer may request;




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                (ii)    The Compliance Officer conducts an
                        interview with the individual or takes
                        such other steps the Compliance Officer
                        deems appropriate in order to verify that granting the exception will not in any manner or degree, harm or defraud the Fund or compromise the individual's fiduciary duty to the Fund; and

                (iii)   The Compliance Officer maintains, along
                        with statements provided by the
                        individual, a written record that
                        contains:

                        a.   the name of the individual;

                        b.   the name of the Security involved,
                             the number of shares or principal
                             amount purchased or sold, and the
                             date or dates on which the
                             Securities were purchased or sold;

                        c.   the reason(s) the individual sought
                             an exception from the requirements
                             of Section 5(a);

                        d.   the efforts the individual made to
                             comply with the requirements of
                             Section 5(a); and

                        e.   the independent basis upon which the
                             Compliance Officer believes that the
                             exemption should be granted.

5.       Prohibited Purchases or Sales.*

         (a) Access Persons. An Access Person shall not purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which he or she knows or should have known at the time of such purchase or sale:
____________________

* Because Sections 5(b) and 6 apply only to Investment Personnel, Sections 5(b) and 6 will not apply to a Disinterested Director unless that Disinterested Director Controls the Fund (i.e., is the beneficial owner of more than 25% of the shares of the Fund) and obtains information concerning recommendations made to the Fund.


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                (i)     is being considered for purchase or sale
                        by the Fund;

                (ii)    is being purchased or sold by the Fund.

         (b) Investment Personnel. Unless the purchase or sale is pre-approved as provided in Section 6, Investment Personnel shall not purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial
                Ownership:

                (i)     that is issued pursuant to an "initial
                        public offering";  or
                (ii) that is issued pursuant to a "limited offering" that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

6.       Pre-Clearance of Participation in Offerings.1
         Investment Personnel shall obtain approval from the Compliance Officer of the Fund prior to the acquisition of Securities issued pursuant to a "limited offering" or "initial public offering" ("Offering Security") in which they, their families (including those of immediate family sharing the same household as the Investment Personnel) or trusts of which they are trustees or in which they have a beneficial interest are parties. The Compliance Officer shall promptly notify the person of approval or denial for the transaction. Notification of approval or denial for the transaction may be given verbally; however, it shall be confirmed in writing within 72 hours of verbal notification. In reviewing the request, the Compliance Officer shall consult with the President of the Fund, and shall take into account, among other factors, whether the investment opportunity should be reserved for the Fund, and whether the opportunity is being offered to such person as a result of his or her position with the Fund or Adviser. Investment Personnel who are Beneficial Owners of any Offering Security shall be required to disclose such ownership to the Compliance Officer prior to making any recommendation regarding the purchase or sale of the Offering Security by the Fund or participating in the determination of which recommendations shall be made to the Fund. Under such circumstances, the Investment Personnel's decision to purchase the Offering Securities shall be subject to an independent review by Investment Personnel with no personal interest in the Offering Securities.



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7.       Reporting.

         (a) Every Access Person shall report to the Compliance Officer (as that person is designated from time to time by the Fund) the information described in Sections 7(b) and 7(c) of this Code with respect to transactions in any Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Security; provided, however, than an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

         (b) Within ten (10) days of becoming an Access Person (except persons who would be included in this subsection solely because of their capacity as a Disinterested Director of the Fund), such person shall disclose to the Compliance Officer all Security holdings Beneficially Owned by the Access Person. Annually, within ten (10) days of December 21 in any given year, all Access Persons (except persons who would be included in this subsection solely because of their capacity as a Disinterested Director of the Fund), shall disclose to the Compliance Officer all Security holdings Beneficially Owned by them (which information must be current as of a date no more than thirty (30) days before the report is submitted). Such annual or initial report shall contain the date of the report, name, number of shares and principal amount of all securities owned by the Access Person and all securities accounts the Access Person maintains with a broker, dealer or bank (or any account in which the Access Person may have a beneficial interest).

         (c)    A quarterly report shall be made by all Access
                Persons not later than ten (10) days after the end of each calendar quarter and shall contain the following information:

                (1)     the date of the transaction, the title
                        and the number of shares, and the
                        principal amount of each Security
                        involved;




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                (2)     the nature of the transaction (i.e.,
                        purchase, sale or any other type of
                        acquisition or disposition);

                (3)     the price at which the transaction was
                        effected;

                (4)     the name of the broker, dealer or bank
                        with or through whom the transaction was effected; and

                (5)     the date of the report.

                Notwithstanding the foregoing requirement, a
                Disinterested Director of the Fund need only make a quarterly report with respect to a transaction in any Security if such Disinterested Director, at the time of that transaction, knew, or in the ordinary course of fulfilling his official duties as a director or trustee of the Fund should have known, that during the 15-day period immediately preceding the date of the transaction by the Disinterested Director, such Security was purchased or sold by the Fund or Adviser or was being considered by the Fund or Adviser for purchase or sale by the Fund or Adviser.

         (d) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect Beneficial Ownership in the Security to which the report relates.

         (e) All such reports, account statements, and all related information described in this Section 7 of the Code shall be reviewed by the Designated
                Compliance Officer.

8.       Records.

         (a) The Fund shall maintain records in the manner and to the extent set forth below that shall be available for appropriate examination by representatives of the Securities and Exchange
                Commission.

                (i) A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place.



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                (ii)    A record of any violation of this Code
                        and of any action taken as a result of
                        such violation shall be preserved in an
                        easily accessible place for a period of
                        not less than five years following the
                        end of the fiscal year in which the
                        violation occurs.

                (iii) A copy of each report made pursuant to this Code by any Access Person shall be preserved by the Fund for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

                (iv) A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

                (v) A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities under Sections 5(b) and 6 of this Code, for at least five years after the end of the fiscal year in which the approval is granted.

         (b) Confidentiality. All reports of securities transactions and any other information filed with the Fund pursuant to this Code shall be treated as confidential, except as regards appropriate examinations by representatives of the Securities and Exchange Commission.

9.       Sanctions.

         Upon discovering a violation of this Code, the board of directors or trustees of the Fund may impose such sanctions as it deems appropriate, including inter alia, a letter of censure or suspension or termination of the employment of the violator. All material violations of this Code and any sanctions imposed with respect thereto shall be reported periodically to the board of trustees of the Fund.

10. Report and Certification of Adequacy to the Board of Trustees.




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         On an annual basis, the Compliance Officer shall prepare
a written report to the management and the board of directors or trustees of the Fund setting forth the following:

         (a) Certifying on behalf of the Fund that the Fund has adopted procedures reasonably necessary to prevent access persons from violating the Code;

         (b) a summary of existing procedures concerning personal investing and any changes in procedures made during the past year;

         (c) describing any issues arising under the Code or procedures since the last report to the board including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

         (d) identifying any recommended changes in existing restrictions or procedures based upon the Fund's experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

11.      Board Approval.

         Following the report and certification by the Compliance
Officer, the board of directors or trustees of the Fund
(including a majority of the Disinterested Directors) must approve this Code of Ethics on an annual basis. Any material change to this Code must be approved within six months.





















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